Exhibit 10.14

SETTLEMENT AGREEMENT

This Settlement Agreement (including Exhibits A through C, the “Agreement”) is made and entered into this 15th day of January, 2009 (the “Effective Date”), by and between, on the one hand, Schering Corporation (“Schering”), and on the other hand, Belcher Pharmaceuticals, Inc. and GeoPharma, Inc. (collectively, “Belcher”) (collectively, the “Parties,” or each separately, a “Party”).

RECITALS

A. WHEREAS Schering owns U.S. Patent No. 6,100,274 (“the ’274 Patent”), which covers CLARINEX® brand desloratadine 5 milligram tablets, which product Schering sells in the United States of America, including its territories, possessions and the Commonwealth of Puerto Rico (the “Territory”), under NDAs 21-165, 21-297, and 21-363;

B. WHEREAS Schering is the exclusive licensee of Sepracor Inc. (“Sepracor”) with respect to certain patents relating to desloratadine, including U.S. Patent Nos. 7,214,683 (“the ’683 Patent”) and 7,214,684 (“the ’684 Patent”) (collectively, the “Sepracor Patents”);

C. WHEREAS, under the license agreement between Schering and Sepracor, Schering has the right to sublicense the Sepracor Patents under certain conditions;

D. WHEREAS Belcher has sought approval from the U.S. Food and Drug Administration (“FDA”) to market the generic desloratadine 5 milligram tablet product that is the subject of ANDA 78-355 (the “Belcher ANDA”);

E. WHEREAS Schering has prosecuted, and Belcher has defended, an action for patent infringement in the United States District Court for the District of New Jersey (the “Court”), Schering Corp. v. Zydus Pharmaceuticals, USA, Inc. et al., Civil Action No. 06-4715 (D.N.J.), and an action for patent infringement in the United States District Court for the Middle District of Florida, Schering Corp. v. GeoPharma, Inc. et al., Civil Action No. 06-1843 (M.D. Fla.), regarding the Belcher ANDA and the proposed generic product defined therein, which actions were consolidated for all pre-trial proceedings in In re Desloratadine Patent Litigation, MDL No. 1851, Civil Action No, 07-3930 (D.N.J.) (the “Schering Action”);

F. WHEREAS Sepracor has prosecuted, and Belcher has defended, an action for patent infringement in the Court regarding the Belcher ANDA and the proposed generic product defined therein, which action is captioned Sepracor Inc. et al. v. GeoPharma, Inc. et al., Civil Action No. 08-945 (D.N.J.) (the “Sepracor Action”);

G. WHEREAS, subject to the terms and conditions herein, Schering has agreed to grant Belcher a non-exclusive license and sublicense, as applicable, to manufacture and distribute the generic desloratadine product that is the subject of the Belcher ANDA in the Territory as of the date, and upon the terms, set forth in the License Agreement defined and referred to in Section 2 of this Agreement; and

H. WHEREAS the Parties are willing to settle the Schering Action on the terms set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1. Stipulation And Order. In consideration of the mutual benefits of entering into this Agreement, the Parties shall enter into and cause to be filed with the Court, within one (1) day of the Effective Date, a stipulation and order dismissing, without prejudice, all claims, defenses and counterclaims as between Belcher and Schering and providing, inter alia, that each Party will assume its own costs and expenses, including attorney fees, in connection with the Schering Action, substantially in the form annexed hereto as Exhibit A (the “Stipulation And Order”). If the Court does not grant the Stipulation And Order substantially in the form annexed hereto as Exhibit A, the Parties agree to confer in good faith and revise that document consistent with the requirements of the Court.

2. License Agreement. Contemporaneously with the execution of this Agreement, Schering and Belcher shall enter into a non-exclusive license and sublicense agreement in the form annexed hereto as Exhibit B (the “License Agreement”).

3. Legal Fees. Consistent with the Stipulation And Order, each Party shall pay its own costs and expenses, including attorney fees, incurred in connection with the Schering Action and in connection with the preparation and execution of this Agreement.

4. Legal Compliance. The Parties shall submit this Agreement, the License Agreement, and the Stipulation And Order (the “Settlement Documents”) to the appropriate personnel at the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) as soon as practicable after the Effective Date and in no event later than three (3) days after the Effective Date.

    (a) To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Documents, or any subpart thereof, the Parties shall use commercially reasonable efforts to modify the Settlement Documents to address any such legal or regulatory issues (including for example any objections by the FTC or DOJ) while maintaining the material terms of the transaction. Should the FTC or DOJ, as the case may be, object to any such modifications, the Parties agree to continue to use commercially reasonable efforts to modify, as many times as necessary, the Settlement Documents as required above in this Section 4.

For purposes of the Settlement Documents, “commercially reasonable efforts” shall mean the reasonable, diligent and good-faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances.

5. Released Claims. In addition to the dismissal of the Schering Action, as set forth in the Stipulation And Order, Belcher and Schering make the following releases, which shall be effective upon the grant of the Stipulation And Order by the Court in the Schering Action: (a) Belcher for itself and its Affiliates hereby irrevocably releases and discharges Schering and its Affiliates, successors, assigns, directors, officers, employees, agents and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising between Belcher and/or its Affiliates and Schering and/or its Affiliates from or in connection with the Schering Action, the Sepracor Action or the Belcher ANDA, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that Belcher has asserted or could have asserted in the Schering Action, the Sepracor Action or in any judicial proceeding that the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, is somehow invalid, unenforceable or not infringed by the sale of the generic desloratadine product that is the subject of the Belcher ANDA in the Territory (all of the above collectively, the “Belcher Released Claims”); (b) Schering for itself and its Affiliates hereby irrevocably releases and discharges Belcher and its Affiliates, successors, assigns, directors, officers, employees, agents, distributors, suppliers and customers from all causes of action, demands, claims, damages and liabilities of any nature, whether known or unknown, arising between Schering and/or its Affiliates and Belcher and/or its Affiliates from or in connection with the Schering Action, the Sepracor Action or the Belcher ANDA, occurring prior to the Effective Date of this Agreement, including, without limitation, all claims that Schering has asserted or could have asserted in the Schering Action, the Sepracor Action or in any judicial proceeding that the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, is infringed by the Belcher ANDA (all of the above collectively, the “Schering Released Claims”); (c) this Agreement shall constitute a final settlement between the Parties in the Territory and, provided Schering does not assert or institute any new litigation against Belcher with respect to the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, with respect to the Belcher ANDA pursuant to Section 4.6 of the License Agreement, neither Belcher nor its Affiliates or agents shall institute any new litigation against Schering with respect to the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, and any proposed generic equivalent of the CLARINEX® brand desloratadine 5 milligram tablet product or assist or cooperate with any other party in any litigation against Schering with respect to any such litigation referred to above unless so ordered by the Court or compelled by law; (d) Belcher shall not release any agent or consultant retained solely by Belcher (whether retained for Belcher’s benefit by Belcher or by any Belcher attorney) to assist or cooperate with any litigant in any litigation against Schering with respect to the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, and shall not release any attorney who represented Belcher in the Schering Action from maintaining the confidentiality of non-public information to which such attorney had access in connection with the Schering Action or grant any waivers with respect to such maintenance unless so ordered by the Court or compelled by law; and (e) to the extent necessary, Belcher shall permit and cooperate .with Schering to enforce the obligations of such agents, consultants or attorneys referred to under Section 5(d) herein. The Schering Released Claims do not preclude Schering from asserting infringement of the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement, in any action against Belcher involving future Belcher products other than the Licensed Product, as defined in the License Agreement. The Belcher Released Claims do not preclude Belcher from challenging the validity, enforceability and/or infringement of the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement in any action involving future Belcher products other than the Licensed Product, as defined in the License Agreement.

6. ACKNOWLEDGMENTS. Belcher and Schering acknowledge as follows:

(a) BELCHER ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE BELCHER RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE SCHERING ACTION AND SEPRACOR ACTION, AND/OR THE SUBJECT MATTER OF THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT. NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE BELCHER RELEASED CLAIMS AS SET FORTH IN SECTION 5 ABOVE, BELCHER HEREBY ACKNOWLEDGES THAT THE BELCHER RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. BELCHER ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. BELCHER INTENDS THAT THE CLAIMS RELEASED BY IT UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO UNITED STATES JURISDICTION CLAIMS. BELCHER IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS;

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.”

BELCHER AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES SUCH UNKNOWN CLAIMS.

(b) SCHERING ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE SCHERING RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE SCHERING ACTION AND SEPRACOR ACTION, AND/OR THE SUBJECT MATTER OF THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT. NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE SCHERING RELEASED CLAIMS AS SET FORTH IN SECTION 5 ABOVE, SCHERING HEREBY ACKNOWLEDGES THAT THE SCHERING RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. SCHERING ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. SCHERlNG INTENDS THAT THE CLAIMS RELEASED BY IT UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO

UNITED STATES JURISDICTION CLAIMS. SCHERING IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her, must have materially affected his or her settlement with the debtor.”

SCHERING AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES SUCH UNKNOWN CLAIMS.

7. No Interference But No Consent For FDA Approval. Subject to Belcher’s compliance with the terms of this Agreement and the License Agreement, and excluding any safety or efficacy concerns relating to the generic product defined by the Belcher ANDA, Schering shall not initiate any activity directly against the generic product defined by the Belcher ANDA to interfere with Belcher’s efforts to: (a) obtain FDA approval of the Belcher ANDA; or (b) launch the generic product that is the subject of the Belcher ANDA as of the date and under the terms provided by the License Agreement. Neither this Agreement nor this section shall be interpreted as Schering consenting to approval from the FDA or any other applicable regulatory authority for Belcher to market a product incorporating desloratadine in the Territory.

8. Confidentiality. The terms of this Agreement shall be maintained in strict confidence by the Parties; except: (a) as provided by Section 4 of this Agreement; (b) that Schering may disclose any and all terms of this agreement to Sepracor; (c) that Schering may disclose such terms as may be necessary or useful in connection with any litigation or other legal proceeding relating to the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement; (d) that either Party may disclose such terms if and as required by law, including, without limitation, SEC reporting requirements, or by the rules or regulations of any stock exchange that the Parties are subject to; (e) that Belcher may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining final approval of the Belcher ANDA and launching the generic product that is the subject of the Belcher ANDA as provided by the License Agreement, so long as Belcher requests that the FDA maintain such terms in confidence; and (f) that the Parties may each issue a press release disclosing that the Parties have settled the Schering Action, and that Belcher has received a license to the ’274 Patent, and a sublicense to the ’683 Patent and ’684 Patent, that will permit Belcher to commercially launch its generic desloratadine product on July 1,2012, or earlier in certain circumstances, and that such launch will be of a prescription or over-the-counter Licensed Product, as defined by the License Agreement, depending on whether Schering is selling at the time of such launch a prescription or over-the-counter NDA Product or Modified NDA Product, as defined by the License Agreement, so long as such press release is approved by the other Party, which approval shall not be unreasonably withheld. In its press release described by Section 8(f)), Belcher may additionally mention any settlement of the Sepracor Action that has been agreed to between Belcher and Sepracor Inc. The Parties acknowledge and agree that, upon its filing with the Court, the Stipulation And Order will be a matter of public record and shall not be subject to any confidentiality restrictions. The Parties further agree that, upon the filing of the

Stipulation And Order with the Court, the fact that the Parties have settled the Schering Action will be a matter of public record and shall not be subject to any confidentiality restrictions, but the terms of such settlement shall be maintained in confidence as provided by this Section 8.

9. Term and Termination. This Agreement shall continue from the Effective Date until the earlier of: (a) the expiration of the last to expire of the Licensed Patents, as defined by the License Agreement; or (b) the date of a Final Court Decision or Decisions, as defined by the License Agreement, that all of the claims of the Licensed Patents, as defined by the License Agreement, are invalid or unenforceable. The releases and discharges set forth in Section 5 of this Agreement shall survive the termination of this Agreement and the confidentiality obligations set forth in Section 8 above shall survive for a period of twenty (20) years from the Effective Date, notwithstanding any earlier expiration or termination of this Agreement. The License Agreement shall remain in full force and effect pursuant to its own terms notwithstanding the expiration or termination of this Agreement.

10. No Assignment. This Agreement may not be assigned or transferred to a third party without the express prior written consent of the other Parties hereto, except to a successor to all or substantially all of the business of the assigning or transferring Party to which this Agreement pertains (whether by sale of stock, merger, consolidation or otherwise) in which case the Party shall assign this Agreement to such successor, provided that a Party may in the ordinary course of its business assign its rights under this Agreement to an Affiliate or may transfer the rights under this Agreement from one Affiliate to another without the prior consent of the other Party. The covenants, rights and obligations of a Party under this Agreement shall remain binding upon the transferring Party and shall inure to the benefit of and be binding upon any successor or permitted assignee of the Party and any assignee of Schering’s ownership of, or exclusive license to, the ’274 Patent, the ’683 Patent and/or the ’684 Patent or any of the other Licensed Patents, as defined in the License Agreement.

11. Notice. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, to the Parties at the addresses indicated below.

If to Schering, to:	Henry Hadad
Vice President & Associate General Counsel, Intellectual Property
Schering Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

with copies to:	Peter J. Armenio
Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022

If to Belcher, to:	Mandeep Taneja
GeoPharma, Inc.
6950 Bryan Dairy Road
Largo, FL 33777

with copies to:	David Rosen
Foley & Lardner LLP
3000 K Street, NW, Suite 500
Washington, DC 20007

If to GeoPharma, to:	Mandeep Taneja
GeoPharma, Inc.
6950 Bryan Dairy Road
Largo, FL 33777

with copies to:	David Rosen
Foley & Lardner LLP
3000 K Street, NW, Suite 500
Washington, DC 20007

Any such notice shall be deemed to have been received on the date actually received. Either Party may change its address by giving the other Party written notice, delivered in accordance with this Section.

12. Entire Agreement. This Agreement, as defined herein to include Exhibits A through C, constitutes the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates any prior or contemporaneous agreements and/or understandings between the Parties, whether oral or in writing, relating to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. Each Party in deciding to execute this Agreement has retained counsel and bas not relied on any understanding, agreement, representation or promise by the other Party that is not explicitly set forth herein.

13. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New Jersey, without giving effect to choice of law principles. Subject to the arbitration provisions of the License Agreement, the Parties irrevocably agree that the federal district court in the State of New Jersey shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Agreement and that, accordingly, any proceedings arising out of or in connection with this Agreement not subject to arbitration shall be brought in the United States District Court for the District of New Jersey. Notwithstanding the foregoing, if there is any dispute that is not subject to arbitration and for which the federal district court in the State of New Jersey does not have subject matter jurisdiction, the state courts in New Jersey shall have jurisdiction. In connection with any dispute arising out of or in connection with this Agreement that is not subject to arbitration, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of New Jersey.

14. Severability. Subject to the provisions and the mechanisms of Section 4 above, if any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably replace such invalid or unenforceable provisions in light of the intent of this Agreement.

15. Third Party Benefit. Belcher acknowledges that Sepracor is an intended third party beneficiary of the indemnity in Section 8.1 of the License Agreement and has a direct right of action against Belcher to enforce the terms and conditions of that indemnity. Other than the indemnity in Section 8.1 of the License Agreement, no other provision of this Agreement shall be deemed to be for the benefit of, or enforceable by, any third party, except as provided by Section 10 of this Agreement.

16. Waiver. Any delay or failure in enforcing a Party’s rights under this Agreement, or any acquiescence as to a particular default or other matter, shall not constitute a waiver of such Party’s rights to the enforcement of such rights, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, except as to an express written and signed waiver as to a particular matter for a particular period of time.

17. Counterparts. This Agreement shall become binding when anyone or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

18. Representations and Warranties. The Parties hereby represent and warrant that: (a) they have approved the execution of this Agreement and have authorized and directed the signatory officers below to execute and deliver this Agreement; (b) they each have the full right and power to enter into this Agreement, and there are no other persons or entities whose consent or joinder in this Agreement is necessary to make fully effective those provisions of this Agreement that obligate, burden or bind either of them; (c) when so executed by each Party, this Agreement shall constitute a valid and binding obligation of such Party, enforceable in accordance with its terms; and (d) they have not transferred or assigned or pledged to any third party, whether or not Affiliated, the right to bring, pursue or settle any of the claims, counterclaims or demands made in the Schering Action. Schering further represents and warrants that Schering is the exclusive licensee of the Sepracor Patents and that, under the license agreement between Schering and Sepracor, Schering has the right to sublicense the Sepracor Patents to Belcher under the terms and conditions set forth in this Agreement and the License Agreement.

19. Costs. Each Party shall bear its own costs, expenses and taxes in the performance of this Agreement, including attorney fees.

20. Construction. This Agreement has been jointly negotiated and drafted by the Parties through their respective counsel and no provision shall be construed or interpreted for or against any of the Parties on the basis that such provision, or any other provision, or the Agreement as a whole, was purportedly drafted by the particular Party. All references to periods of days for taking certain actions in this Agreement shall be construed to refer to business days. All references to an Affiliate or Affiliates in this Agreement shall mean any person or legal entity controlling, controlled by or under common control with the Party with respect to which such status is at issue and shall include, without limitation, any corporation 50% or more of the voting power of which (or other comparable ownership interest for an entity other than a corporation) is owned, directly or indirectly, by a Party hereto or any corporation, person or entity that owns 50% or more of such voting power of a Party hereto.

*        *        *        *        *

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

SCHERING CORPORATION

By:	/s/ David Piacquad

Name:	David Piacquad

Title:	VP, Business Dev

BELCHER PHARMACEUTICALS, INC.		GEOPHARMA, INC.

By:	/s/ Mandeep K. Taneja	By:	/s/ Mandeep K. Taneja

Name:	Mandeep K. Taneja	Name:	Mandeep K. Taneja

Title:	General Counsel & VP	Title:	General Counsel & VP